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                                FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                          Exchange Act of 1934


                               May 10, 1996



                          COMPUSONICS VIDEO CORPORATION
             (Exact Name of Registrant as specified in its charter)


     COLORADO                0-14200                            84-1001336
(State or other      (Commission file                       (I.R.S. Employer
jurisdiction of      number)                              Identification Number)
incorporation or
organization)



7001 Orchard Lake Rd., Ste. 424
W. Bloomfield, Michigan                                          48322-3608
- ---------------------------                                      ----------
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code:  (810) 851-5651



                                       N/A
            Former name or former address, if changed from last report

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Item 5:           Other Events

     Effective May 10, 1996, the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time, May 15, 1996 to 5:00 o'clock p.m. Mountain Time, May 15, 1997. The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

     The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 10, 1996

                                         COMPUSONICS VIDEO CORPORATION



                                         By   s\Robert R. Hebard
                                            Robert R. Hebard
                                            Chief Financial Officer/Treasurer/
                                            Chief Executive Officer





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